UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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North Pittsburgh Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY.

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PENNSYLVANIA 15044-9311

TELEPHONE NO. 724-443-9600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 16, 2003

The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 16, 2003 at 2:00 p.m., Eastern Daylight Saving Time, at the Four Points by Sheraton Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

1. To elect Directors.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 8, 2003 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors

N. William Barthlow

Secretary

Dated: Gibsonia, PA

    April 18, 2003

NORTH PITTSBURGH SYSTEMS, INC.

4008 Gibsonia Road

Gibsonia, Pennsylvania 15044-9311

Telephone No. 724-443-9600

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 16, 2003

GENERAL

This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of Proxies to be used at the Annual Meeting of Shareholders of the Company and any adjournments thereof, to be held at the Four Points by Sheraton Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, on May 16, 2003 at 2:00 p.m., Eastern Daylight Saving Time (Annual Meeting or 2003 Annual Meeting) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on April 8, 2003 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 18, 2003. Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder’s instructions. If no such instructions are specified, the Proxy will be voted FOR each of the Nominees for election as a Director. The presence of a Shareholder at the Annual Meeting will not automatically revoke such Shareholder’s Proxy. Shareholders may revoke their Proxies prior to commencement of the Annual Meeting by delivering notice of the revocation as described in the following sentence. Proxies and notices of revocation should be mailed or delivered to the Company’s transfer agent, Wells Fargo Bank Minnesota, N.A., Shareowner Services, P. O. Box 64854, St. Paul, MN 55164-0854, for receipt by Wells Fargo Bank Minnesota, N.A., Shareowner Services, no later than two (2) business days prior to the 2003 Annual Meeting of Shareholders—that is, no later than May 14, 2003—or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 2003 Annual Meeting.

The Company will bear the cost of solicitation of Proxies. In addition to the use of the mails, the Company may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit Proxies from Shareholders, either personally or by telephone, facsimile, telegraph or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse these persons for reasonable out-of-pocket expenses incurred.

VOTING RIGHTS

Only Shareholders of record at the close of business on April 8, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At that date, the Company had outstanding and entitled to vote 15,005,000 shares of its Common Stock (Common Stock). Holders of Common Stock are entitled to one vote for each share held in respect to the election of each of the Directors. Proxies will be received and tabulated by Wells Fargo Bank Minnesota, N.A., Shareowner Services, with the results thereof reported to the three (3) Judges of Election appointed by the Company’s Board of Directors under the authority of the Bylaws of the Company and the Pennsylvania Business Corporation Law. Election as a Director requires a favorable vote of the majority of the total shares entitled to vote at the meeting. The total shares entitled to vote shall include abstentions and withheld votes. Broker nonvotes will have no impact because they are not considered “shares present” for quorum or voting purposes.

STOCK OWNERSHIP

As of March 10, 2003, NPT Holdings, LLC (NPT Holdings), a limited liability company and wholly-owned indirect subsidiary of Armstrong Holdings, Inc., held of record 914,665 shares or 6.10% of the Company’s 15,005,000 outstanding shares of Common Stock. As of that date, no other entity or individual held of record more than 5% of such stock. A Schedule 13D and amendments thereto have been filed with the Securities and Exchange Commission on the joint behalf of (i) Armstrong Holdings, Inc. (holder of 297,996 shares of Common Stock as of March 10, 2003), (ii) NPT Holdings (holder of 914,665 shares of Common Stock as of March 10, 2003), (iii) the Sedwick Foundation (holder of 55,713 shares of Common Stock as of March 10, 2003), (iv) the Jud L. Sedwick Family Trust No. 2 (holder of 400 shares of Common Stock as of March 10, 2003), (v) the Jay L. Sedwick 1998 Trust (holder of 21,257 shares of Common Stock as of March 10, 2003), (vi) the Dru A. Sedwick 2001 Trust (holder of 34,127 shares of Common Stock as of March 10, 2003) and (vii) Director Jay L. Sedwick and his spouse, Dru A. Sedwick, son of Jay L. Sedwick, J. L. Sedwick’s brother-in-law and his spouse, an unrelated officer of Armstrong Holdings, Inc. and his spouse, certain other persons, both individually and in respect of certain of their capacities as officers of Armstrong Holdings, Inc., and Oak Trail Associates, L.P. of which certain of such persons are the general partners. The aggregate beneficial ownership at March 10, 2003 of those filing the Schedule 13D, as amended, and certain related persons and entities, was 1,427,329 shares or 9.51% of the Company’s outstanding Common Stock. Each of such persons named in the Schedule 13D, as amended, disclaimed any membership in any “group” as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934, and they have indicated that the stock has been acquired for investment.

The following table sets forth information with respect to all persons known to the Company to be beneficial owners of more than 5% of the Company’s voting securities as of March 10, 2003, and those persons known to the Company who, by virtue of their relationship to Armstrong Holdings, Inc. and/or NPT Holdings, might be deemed to be beneficial owners of the North Pittsburgh Common Stock held by those entities:

Table I

Beneficial Owners of More Than 5%

of Outstanding Voting Securities

Title of Class	Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	NPT Holdings, LLC	914,665	Direct	6.10%
	One Armstrong Place
	Butler, PA 16001

Common Stock	Jay L. Sedwick	42,822	Direct	0.29%
	One Armstrong Place	1,271,450	Indirect (1)	8.47%
	Butler, PA 16001

Common Stock	William C. Stewart	3,100	Direct (2)	0.02%
	One Armstrong Place	1,273,374	Indirect (3)	8.49%
	Butler, PA 16001

Common Stock	Kirby J. Campbell	10,600	Direct (4)	0.07%
	One Armstrong Place	1,324,158	Indirect (5)	8.82%
	Butler, PA 16001

Common Stock	Dru A. Sedwick	35,523	Direct	0.24%
	One Armstrong Place	1,236,594	Indirect (6)	8.24%
	Butler, PA 16001

(1)	Jay L. Sedwick, a Director of the Company, is Chairman of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 55,713 shares held by the Sedwick Foundation, of which Jay L. Sedwick is a Co-Trustee, the 400 shares held by the Jud L. Sedwick Family Trust Fund No. 2, of which Jay L. Sedwick is a Co-Trustee, and the 2,676 shares held by Oak Trail Associates, L.P., a holding company, of which Jay L. Sedwick is a general partner, his indirect beneficial ownership would total 1,271,450 shares.

(2)	The 3,100 shares directly owned by William C. Stewart are held jointly with his wife.
(3)	William C. Stewart is a Director and Secretary of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 5,000 shares held individually by his wife and the 55,713 shares held by the Sedwick Foundation, of which William C. Stewart is a Co-Trustee, his indirect beneficial ownership would total 1,273,374 shares.
(4)	The 10,600 shares directly owned by Kirby J. Campbell are held jointly with his wife.
(5)	Kirby J. Campbell is a Director, Chief Executive Officer, Chief Financial Officer and Treasurer of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 55,713 shares held by the Sedwick Foundation, of which Kirby J. Campbell is a Co-Trustee, the 400 shares held by the Jud L. Sedwick Family Trust Fund No. 2, of which Kirby J. Campbell is a Co-Trustee, the 21,257 shares held by the Jay L. Sedwick 1998 Trust, of which Kirby J. Campbell is a Co-Trustee, and the 34,127 shares held by the Dru A. Sedwick 2001 Trust, of which Kirby J. Campbell is a Co-Trustee, his indirect beneficial ownership would total 1,324,158 shares.
(6)	Dru A. Sedwick is a Director and President of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 2,676 shares held by Oak Trail Associates, L.P., of which Dru A. Sedwick is a general partner, and the 21,257 shares held by the Jay L. Sedwick 1998 Trust, of which Dru A. Sedwick is a Co-Trustee, his indirect beneficial ownership would total 1,236,594 shares.

The following table sets forth information with respect to the beneficial ownership as of March 10, 2003 of each Director, each Nominee for election as a Director, each executive officer of the Company named in the Summary Compensation Table under “Compensation of Executive Officers and Directors”, and of all Directors, Nominees and Officers of the Company as a Group.

Table II

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Common Stock	Harry R. Brown	18,078	Direct (2)	0.12%
		18,812	Indirect (3)	0.13%

Common Stock	N. William Barthlow	1,250	Direct (4)	.008%
		300	Indirect (5)	.002%

Common Stock	Charles E. Cole	52,028	Direct (6)	0.35%
		21,972	Indirect (7)	0.15%

Common Stock	Frederick J. Crowley	1,000	Direct	.007%

Common Stock	Allen P. Kimble	1,129	Direct (8)	.008%

Common Stock	Stephen G. Kraskin	3,000	Direct	0.02%

Common Stock	Frank A. Macefe	760	Direct (9)	.005%

Common Stock	David E. Nelsen	2,500	Direct (10)	0.02%

Common Stock	Jay L. Sedwick	42,822	Direct	0.29%
		1,271,450	Indirect (11)	8.47%

Common Stock	Charles E. Thomas, Jr.	35,710	Direct (12)	0.24%
		31,000	Indirect (13)	0.21%

Common Stock	Albert W. Weigand	770	Direct (14)	.005%

Common Stock	All Directors, Nominees and	159,547	Direct	1.06%
	Officers as a Group (13 Persons)	1,343,684	Indirect (15)	8.95%

(1)	Included in the shares set forth in the table above are (a) shares beneficially owned by the Director/Nominee/Officer, his wife, minor children, and relatives living in his house, which are includable in such table under rules of the Securities and Exchange Commission and (b) shares which are deemed to be beneficially owned because the Director/Nominee/Officer has voting power or power of disposition with respect to the shares.

Share amounts are reported as of March 10, 2003, and percentages of share ownership are calculated based upon the 15,005,000 shares of Common Stock outstanding as of that date.

(2)	Of the 18,078 shares directly owned by Harry R. Brown, 1,354 shares are held jointly with his wife.
(3)	The 18,812 shares indirectly owned by Harry R. Brown are held individually by his wife.
(4)	Of the 1,250 shares directly owned by N. William Barthlow, 400 shares are held jointly with his wife.
(5)	The 300 shares indirectly owned by N. William Barthlow are held by him under the Pennsylvania Uniform Transfers to Minors Act as custodian for three children.
(6)	Of the 52,028 shares directly owned by Charles E. Cole, 32,272 shares are held jointly with his wife.
(7)	The 21,972 shares indirectly owned by Charles E. Cole are held individually by his wife.
(8)	The 1,129 shares directly owned by Allen P. Kimble are held jointly with his wife.
(9)	The 760 shares directly owned by Frank A. Macefe are held jointly with his wife.
(10)	The 2,500 shares directly owned by David E. Nelsen are held jointly with his wife.
(11)	For information with respect to the 1,271,450 shares indirectly owned by Jay L. Sedwick, please refer to Note 1 to Table I above.
(12)	Of the 35,710 shares directly owned by Charles E. Thomas, Jr., 11,800 shares are held jointly with his wife.
(13)	Of the 31,000 shares indirectly owned by Charles E. Thomas, Jr., 25,000 shares are held by him under the Pennsylvania Uniform Transfers to Minors Act as custodian for five children and 6,000 shares are held individually by three of his children.
(14)	The 770 shares directly owned by Albert W. Weigand are held jointly with his wife.
(15)	The 1,343,684 shares indirectly owned by all Directors, Nominees and Officers as a Group include the 1,271,450 shares indirectly owned by Jay L. Sedwick and described in Note 1 to Table I above.

No Director, Nominee, Officer of the Company or “group” as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company’s Common Stock by virtue of any voting trust or similar arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and Executive Officers and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Directors, Executive Officers and 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Solely on the basis of its review of the copies it received of such forms and written representations from certain reporting persons and/or their attorneys, the Company believes that all filing requirements under Section 16(a) applicable to its Directors and Officers were timely met during 2002.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

The Bylaws provide that North Pittsburgh shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the Annual Meeting at which such Directors are to be elected. The Board of Directors has established at eight (8) the number of Directors to be elected at the Annual Meeting.

The persons named below have been nominated for election as Directors of North Pittsburgh to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualify. The Nominees are the present Directors of North Pittsburgh and were elected at the 2002 Annual Meeting of Shareholders with the exception of Mr. Crowley. At their December 2002 regular meeting, the Directors acted to expand the Board to eight (8) members and elected Mr. Crowley to fill the new position effective January 1, 2003. At the Board’s January 2003 regular meeting, Mr. Crowley was elected as Chairman of the Audit Committee. The number of Common Stock shares represented at the 2002 Annual Meeting of Shareholders held May 17, 2002 was 12,692,289 shares represented by proxy and none in person, or 84.59% of the 15,005,000 shares of such stock outstanding on April 9, 2002, the record date for determining shareholders entitled to vote at that meeting.

It is the intention of the proxies to vote for the election of eight (8) Directors and, unless authority to vote for any or all individual Nominees is withheld, it is the intention of the proxies to vote for the election of the Nominees listed below. If any of the following Nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute Nominee, in which event votes will be cast for such substitute Nominee pursuant to the accompanying Proxy.

There are no arrangements or understandings among any Director, Nominee, North Pittsburgh or its subsidiaries or any other person pursuant to which a Director or Nominee for a Directorship was or is to be nominated or elected.

The information which follows includes as to each Nominee, the Nominee’s age, the year in which the Nominee’s service commenced as a Director of North Pittsburgh, the Nominee’s current position and offices held with North Pittsburgh, the Nominee’s business experience during the past five (5) years and certain other information. Individual shareholdings of each Nominee may be found above in Table II, Security Ownership of Management.

NOMINEES FOR ELECTION AS DIRECTORS

AND INFORMATION CONCERNING THEM

Biographical Summaries of Nominees1

Unless otherwise specified, “North Pittsburgh” as used in this “Biographical Summaries of Nominees” section means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related only to North Pittsburgh Telephone Company, the Company’s principal subsidiary, are also presented.

[1]	Unless otherwise indicated, a Nominee has had the same principal occupation for the past five (5) years. None of the Nominees is a director of any other company with a class of equity securities registered pursuant to the Securities Exchange Act of 1934 or otherwise subject to the periodic reporting requirements of that Act, or any company registered as an investment company under the Investment Company Act of 1940. With the exception of North Pittsburgh Telephone Company, no corporation or organization listed herein is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries.

HARRY R. BROWN             Director of North Pittsburgh since 1989

President and Chief Executive Officer of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

Mr. Brown, 66, has been President since 1998 and Chief Executive Officer since October 23, 2002 of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company since 1998. He was Vice President of North Pittsburgh Systems, Inc. from 1992 to 1998. Mr. Brown also held the following North Pittsburgh positions: Vice President—Operations from 1987 to 1998, Assistant Vice President— Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE             Director of North Pittsburgh since 1968

Retired Physician

Dr. Cole, 72, is a retired physician who previously practiced with the Cole-Lechmanick division of Genesis Medical Associates in the Town of McCandless, PA.

FREDERICK J. CROWLEY             Director of North Pittsburgh since January 1, 2003

Retired Certified Public Accountant

Mr. Crowley, 57, is a retired Certified Public Accountant. From 1998 to 2001, he served as the Chief Financial Officer at Lutheran Affiliated Services, a not-for-profit company that manages long-term elderly care facilities. Prior thereto, Mr. Crowley was employed by or a partner in KPMG LLP, a public accounting and tax firm, for 29 years. During his tenure at KPMG LLP, Mr. Crowley held various positions with responsibilities in auditing and financial reporting, including 21 years as an audit partner.

ALLEN P. KIMBLE             Director of North Pittsburgh since 1998

Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of North Pittsburgh Systems, Inc. and Vice President and Treasurer of North Pittsburgh Telephone Company

Mr. Kimble, 56, has been Vice President since 1989, Treasurer since 1985, and Chief Financial Officer and Chief Accounting Officer since October 23, 2002 of North Pittsburgh Systems, Inc. and Vice President since 1989 and Treasurer since 1979 of North Pittsburgh Telephone Company. Mr. Kimble also held the following North Pittsburgh positions: Secretary from 1993 to 1998, Assistant Vice President from 1987 to 1989, Assistant Secretary from 1977 to 1993, Assistant Secretary-Treasurer from 1977 to 1979 and Assistant to Vice President—Finance from 1976 to 1977.

STEPHEN G. KRASKIN             Director of North Pittsburgh since 1999

Partner of Kraskin, Lessee & Cosson, LLP

Mr. Kraskin, 52, is an attorney and managing partner in the legal and consulting firm of Kraskin, Lessee & Cosson, LLP, which he founded in 1992. Mr. Kraskin’s professional practice is concentrated in the provision of legal, regulatory and business planning services to a wide variety of telecommunications companies. Prior to entering private practice, he was General Counsel to a telecommunications consulting firm, and he served as Deputy General Counsel of the National Association of Regulatory Utility Commissioners.

DAVID E. NELSEN             Director of North Pittsburgh since 1999

Chief Executive Officer of CoManage Corporation

Since 1998, Mr. Nelsen, 42, has been Chief Executive Officer of CoManage Corporation, a telecom network management software company. Previously, from 1996 to 1998, he was Senior Director at FORE Systems, a

Pittsburgh area high technology manufacturing company, with responsibility for product management and marketing of FORE’s service provider products, business planning and strategy. Prior thereto, he served as FORE’s Director of Marketing from 1994 to 1996, with responsibility for video and telco product management and marketing. Before joining FORE, Mr. Nelsen held a variety of positions during almost 12 years at AT&T, including ATM Service Product Manager at AT&T Business Communication Services (1991-1994) and Private Packet Network Services Technical Manager at AT&T Bell Laboratories (1982-1991).

JAY L. SEDWICK             Director of North Pittsburgh since 1980

Chairman of Armstrong Holdings, Inc.

Mr. Sedwick, 68, is the Chairman of Armstrong Holdings, Inc., an entity which holds a controlling interest in various entities engaged in telephony, cable television/high speed data, home security and real estate. Mr. Sedwick has been the Chairman of Armstrong Holdings, Inc. and various of its subsidiaries since 1993. Since 1963 and prior to his becoming Chairman, Mr. Sedwick held various offices within Armstrong Holdings, Inc. and its subsidiaries, including President and Chief Executive Officer.

CHARLES E. THOMAS, JR.             Director of North Pittsburgh since 1993

Chairman of Board of Directors of North Pittsburgh

Mr. Thomas, Jr., 60, has been Chairman of the Board of Directors of North Pittsburgh since 1998. Mr. Thomas has also been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of this firm in 1991, concentrating in public utility, securities regulation and corporate law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990.

Meetings of the Board and Committees

The Board of Directors held fifteen (15) meetings during 2002.

Jay L. Sedwick, Charles E. Cole, Stephen G. Kraskin, David E. Nelsen and Charles E. Thomas, Jr. served, without additional compensation, as a Compensation Committee and, in 2002, held one (1) separate meeting and five (5) meetings in conjunction with meetings of the full Board of Directors. Mr. Sedwick served as Chairman of the Committee from January to mid-May 2002 and Mr. Cole served as Chairman for the remainder of the year (see Compensation Committee Report on Executive Compensation below).

David E. Nelsen, Stephen G. Kraskin and Charles E. Thomas, Jr. served, without additional compensation, as a standing Audit Committee with Mr. Thomas serving as Chairman of the Committee from January to mid- May 2002 and Mr. Nelsen serving as Chairman for the remainder of the year. The Audit Committee met separately on three (3) occasions in 2002. In addition, Audit Committee matters were considered during regularly scheduled meetings of the Board including monthly review of unaudited financial reports and discussions with the Company’s Chief Financial Officer and Chief Accounting Officer regarding those reports and a presentation to the Committee and the Board by the Company’s independent auditors in March of 2002 regarding the financial statement audit for the year ended December 31, 2001 and the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, and the disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee met during March of 2003 to consider matters related to the audit of the financial statements of the Company for the year ended December 31, 2002 (see Audit Committee Report below). The Audit Committee then consisted of Messrs. Crowley, Kraskin, Nelsen and Cole, with Mr. Crowley serving as Chairman.

The Company does not have a standing nominating committee; the Board of Directors each year nominates the candidates for election as Directors of the Company.

Each Director attended 75% or more of all Board of Directors’ meetings, and 75% or more of all meetings of each committee on which he served, during 2002.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The Summary Compensation Table below shows the total compensation of North Pittsburgh’s President and the four (4) other most highly compensated Executive Officers whose compensation exceeded $100,000 during 2002. All of North Pittsburgh’s Executive Officers served in such offices throughout 2002.

Summary Compensation Table(A)

		Annual Compensation		All Other Compensation(B)
Name and Principal Position	Year	Salary	Bonus
Harry R. Brown (1)	2002	$235,130	$23,109	$5,282
	2001	224,760	29,337	4,597
	2000	217,667	16,417	6,607

Allen P. Kimble (2)	2002	$186,200	$23,109	$6,258
	2001	177,625	29,337	5,485
	2000	162,833	16,417	6,000

N. William Barthlow (3)	2002	$186,200	$23,109	$6,118
	2001	177,625	29,337	5,950
	2000	159,667	16,417	6,423

Frank A. Macefe (4)	2002	$186,200	$23,109	$6,180
	2001	177,625	29,337	5,485
	2000	159,667	16,417	5,885

Albert W. Weigand (5)	2002	$167,630	$23,109	$6,066
	2001	157,325	29,337	6,081
	2000	145,333	16,417	5,774

(1)	President since 1998, Chief Executive Officer since October 23, 2002 and Vice President from 1992 to 1998 of North Pittsburgh Systems, Inc.; President and General Manager since 1998 and Vice President—Operations from 1987 to 1998 of North Pittsburgh Telephone Company. Mr. Brown was also a Director of both companies in all three years.
(2)	Vice President since 1989, Treasurer since 1985 and Chief Financial Officer and Chief Accounting Officer since October 23, 2002 of North Pittsburgh Systems, Inc., Vice President since 1989 and Treasurer since 1979 of North Pittsburgh Telephone Company. Mr. Kimble was also a Director of both companies in all three years.
(3)	President since 1999 of Pinnatech, Inc. d/b/a Nauticom, a subsidiary of the Company; Vice President since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Systems, Inc.; Vice President—Marketing and Service since 1999, Vice President—Marketing and Revenues from 1994 to 1999, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Telephone Company.
(4)	President since 1998 of Penn Telecom, Inc., a subsidiary of the Company; Vice President since 1999 and Assistant Vice President from 1989 to 1999 of North Pittsburgh Systems, Inc.; Vice President—Sales since 1999, Assistant Vice President—Marketing from 1989 to 1999 and Marketing Manager from 1979 to 1989 of North Pittsburgh Telephone Company.
(5)	Vice President since 1999 and Assistant Vice President from 1997 to 1999 of North Pittsburgh Systems, Inc.; Vice President—Operations since 1999, Assistant Vice President—Operations from 1997 to 1999, Sr. Planning Engineer from 1995 to 1997 and Planning Engineer from 1986 to 1995 of North Pittsburgh Telephone Company.

Notes to Summary Compensation Table:

(A)	The Summary Compensation Table reflects salaries, bonuses and Company contributions to a defined contribution plan. Since 1998, inside Directors receive no additional compensation for serving on the Board of Directors. No other forms of compensation, such as Restricted Stock Awards, Stock Appreciation Rights, Options or Long Term Incentive Payments, were in effect during the years reported. In addition, during the years reported, no one participated in North Pittsburgh Telephone Company’s Deferred Compensation Plan.

(B)	The “All Other Compensation” amounts consist of the annual contributions made to the North Pittsburgh Telephone Company Employees’ Savings and Retirement Plan (401-K) for the benefit of Messrs. Brown, Kimble, Barthlow, Macefe and Weigand during the years reported.

Employment Agreements

North Pittsburgh Telephone Company, North Pittsburgh’s principal subsidiary, has employment agreements (the Agreements) with the Officers named in the Summary Compensation Table and also with its Vice President—Regulatory Affairs. The Agreements provide for certain payments should certain prescribed conditions occur. If prior to the expiration of the Executive Officer’s term of employment, North Pittsburgh Telephone Company terminates the Officer’s employment other than for just or good cause, then North Pittsburgh Telephone Company shall be obligated to pay to the Officer a severance amount equal to the base salary which would be payable to the Officer for the balance of the present term of the Agreement. In no event shall the severance amount to be paid to the Officer exceed two hundred and fifty percent (250%) of the Officer’s annual base salary or be less than one hundred twenty-five percent (125%) of the Officer’s annual base salary.

The Agreements provide that if, after a Change of Control (as defined in the Agreements) of North Pittsburgh Telephone Company or North Pittsburgh Systems, Inc., North Pittsburgh Telephone Company or its successor terminates the Officer’s employment other than for Cause (as defined in the Agreements), or the Officer terminates his employment after North Pittsburgh Telephone Company or its successor seeks to terminate or substantially breach the Officer’s Agreement, seeks to terminate the Officer’s employment, seeks to substantially change the Officer’s duties or privileges or limit the Officer’s managerial duties and control, or seeks to geographically relocate the Officer, then North Pittsburgh Telephone Company shall be obligated to pay to the Officer an amount equal to two times the Officer’s then current annual base salary. (This payment would be in lieu of, and not in addition to, the severance payment described in the preceding paragraph above.) In that circumstance, the Officer shall be deemed to have remained employed through the term of the Officer’s Agreement for purposes of calculating the Officer’s retirement benefits.

North Pittsburgh Telephone Company has adopted a Retention Payment Program (Program) pursuant to which the Officers named in the Summary Compensation Table, its Vice President—Regulatory Affairs and certain key non-executive employees would be entitled to receive a payment from North Pittsburgh Telephone Company on the six-month anniversary of a Change of Control (as defined in the Program letters to the affected participants (Letters)) of North Pittsburgh Systems, Inc. or North Pittsburgh Telephone Company if the participant has continued in active employment with North Pittsburgh Telephone Company to such six-month anniversary date. The participant (or his or her beneficiary or estate) would be entitled to the payment if the participant is not employed by North Pittsburgh Telephone Company on the six-month anniversary date because the participant has died or become disabled or because his or her employment has been terminated either (i) by North Pittsburgh Telephone Company without Cause (as defined in the Letters) or (ii) by the participant if after the Change of Control North Pittsburgh Telephone Company seeks to terminate the participant’s employment, to terminate or substantially breach the participant’s employment Agreement described in the paragraph above, to substantially change the participant’s duties or privileges or limit the participant’s managerial duties and control, or to geographically relocate the participant. The amount of the payment would be equal to 35% of the participant’s base salary in effect when the Change of Control occurs.

Compensation Committee Report on Executive Compensation

As was indicated in the Proxy Statement for the 2002 Annual Meeting, a memorandum and supporting schedules were circulated to Compensation Committee members in mid-November 2001, which set forth the President’s proposed executive salary adjustments for Calendar Year 2002. A meeting of the Compensation Committee was then held on November 30, 2001 for the purpose of considering executive compensation for Calendar Year 2002 and the President’s proposal. The President was invited to attend the meeting and asked to provide an overview of his salary proposals which were then discussed at length and compared to information in the 1998 Report of Peter R. Johnson & Company (Johnson Report) which had been employed to conduct an executive compensation study and make recommendations and in its report had provided information as to salary ranges for executive officers and other data based upon a study of comparable and other companies within the industry. Also considered by the Committee was updated information regarding compensation levels of comparable companies. It remained the consensus of the Committee that the Company’s executive officers compared quite favorably with those of other comparable companies and, therefore, salary levels were appropriate beyond the middle range discussed in the Johnson Report. After excusing the President from the meeting, the matter of the appropriate level of salary increases for each executive officer was discussed. Among the matters considered were the responsibilities and performance of each officer and the relationship of each officer’s present salary with those of other officers and other members of the management group. The Compensation Committee was in agreement that salary increases in the range of 3.3% to 5% were merited for 2002. A motion was unanimously adopted by the Committee to recommend the proposed salary increases for each officer to the full Board, which formally approved same at its meeting held December 6, 2001 to become effective January 1, 2002.

A meeting of the Compensation Committee was held in conjunction with a meeting of the full Board on December 6, 2001. Among the matters considered, was a draft of the 2002 Executive Bonus Plan. After considerable review and discussion, the Committee concluded that the 2002 Executive Bonus Plan required further refinement and should be considered again at a future meeting. A further revised draft of the 2002 Bonus Plan was circulated to Committee members for consideration during the Regular Board Meeting scheduled for January 23, 2002. During a recess at that meeting, the Compensation Committee met and finalized the 2002 Plan for recommendation to the full Board. Although the components of the 2002 Plan consisted of criteria tied to the Company’s Three Year Strategic Plan which could be objectively measured, they represented achievement levels beyond those in the Plan and included consolidated earnings per share, DSL growth and CLEC access line growth. The January 23, 2002 Regular Meeting was reconvened and, after discussion, and with Messrs. Brown and Kimble abstaining, the Board acted to approve and adopt the 2002 Bonus Plan as recommended by the Committee.

The second meeting of the Compensation Committee for Calendar Year 2002 was held in conjunction with a meeting of the full Board on February 21, 2002. The Board meeting was recessed and several matters were considered by the Committee. Among the matters the Committee had been asked to review, in consultation with the Company’s legal advisers, were each of the Company’s executive employment agreements and other plans and programs impacting management personnel to make certain that the Company, its personnel and shareholders would be protected in this era of industry consolidations and attempted takeovers. After a thorough review and analysis, the Compensation Committee recommended for approval at the February 21, 2002 Regular Meeting of the Board, certain changes to the following agreements, plans and program: each of the Executive Employment Agreements between the Company and its six executive officers; the North Pittsburgh Systems, Inc. Severance Plan (in which the Company elected to participate in December 2001); the Company’s Retention Payment Program; the Company’s Retiree’s Benefit Plan; the Company’s Deferred Compensation Plan; and the Company’s Retirement Income Restoration Plan. The proposed form of Amended and Restated Executive Employment Agreement and copies of the plans and program, reflecting the changes, were then approved by the Committee for recommendation to the full Board. In addition, the Committee was asked to consider the appropriateness of the calculation of bonuses under the previously approved Executive Officers Bonus Plan for 2001 utilizing audited financials and to make a recommendation to the Board. After review of supporting schedules and discussion, the Committee recommended that the Board approve the calculation and grant payment of the bonuses so calculated for Calendar Year 2001. Following the reconvening of the February 21, 2002 Regular Meeting, the Committee recommendations were approved and adopted by the full Board.

A brief meeting of the Compensation Committee was held in conjunction with the Regular Meeting of the Board held on March 28, 2002, for the purpose of considering the possibility of entering into retention agreements with certain key non-executive employees which would be similar to those already in effect for executive officers. A status report was also presented regarding executive employment and related agreements. After discussion, it was decided that retention agreements should be entered into with the key non-executive employees.

As previously reported at its meeting held July 5, 2001, the Compensation Committee concluded that the Board should return to its prior practice of considering adjustments to executive compensation levels at its December meeting and upon the recommendation of the Compensation Committee the full Board adopted a resolution to list the matter of Executive Compensation levels for further consideration at the December 2001 Regular Meeting of the Board and each December thereafter. Consistent with that action, the Compensation Committee did not meet during the period, April 2002 through August 2002. Although the Compensation Committee did not meet during this period, the Committee’s composition was formally considered at the organizational meeting of the corporate Board of Directors held May 17, 2002. It was decided that the Committee should again consist of the Company ‘s outside directors and that Mr. Cole should assume its Chairmanship.

The Compensation Committee next met during a recess at the August 29, 2002 Regular Meeting of the Board with Mr. Thomas being excused from the meeting. The purpose of the meeting was to consider a one time payment to the Chairman of the Board in consideration of all of the additional work he had been performing on special company projects over the course of the past 12 months in his capacity as Chairman. After considerable discussion, the Committee acted to recommend, and the full Board approved, with Mr. Thomas being excused from the meeting, a one time payment of $30,000 to the Chairman as compensation for all the additional work he had been performing.

At its Regular Meeting held October 23, 2002, the Board of Directors considered, inter alia, a restructuring of Board compensation and certain adjustments to executive compensation in consideration of the additional responsibilities and personal financial exposure of directors and executive officers as a consequence of the Sarbanes-Oxley Act of 2002, revisions to Securities and Exchange Commission (SEC) regulations and tightened NASDAQ requirements. Specific recommendations were then discussed at length and it was decided that additional time and review were necessary for assessment of the recommendations and that a meeting of the Compensation Committee should be scheduled for this purpose.

A meeting of the Compensation Committee was held on October 31, 2002 to address the restructuring of Board compensation in consideration of the requirements and expanded obligations placed upon Board members by the Sarbanes-Oxley Act of 2002, the NASDAQ and the SEC in the post-Enron, WorldCom, etc. era. After extensive discussion, the Committee reached unanimous agreement for the restructuring of Board compensation to reflect the added duties and responsibilities required of Board members and certain Board Committees and their members to ensure compliance with the Sarbanes-Oxley Act and evolving SEC and NASDAQ regulations. The Compensation Committee’s recommendation was then considered by the full Board at its meeting held December 5, 2002 and, after thoroughly reviewing the Committee’s recommendation, the compensation structure of comparable companies and the added responsibilities dictated by the Sarbanes-Oxley Act, the SEC and NASDAQ, the compensation of corporate Directors, excluding those Directors in the full time employ of the Company, was restructured to be as follows effective January 1, 2003:

Monthly Board Member Retainer	Regular Members—$1,200 per month Chairman—$3,600 per month
Regular Board Meeting Attendance	Regular Members—$720 per meeting Chairman—$1,100 per meeting

Special Board Meeting Attendance—Any special meeting at which physical attendance is requested shall be compensated in the same amounts as a regular meeting. Any special meeting conducted telephonically shall be attended without additional compensation.

Audit Committee Members—$1,000 per Audit Committee Meeting attended with the understanding that at least four (4) Audit Committee meetings must be held each year.

Compensation Committee Members—$500 per Compensation Committee meeting held on a day when the full Board is not meeting with the understanding that approximately two (2) meetings will be held each year on days when the full Board does not meet and no additional compensation will be paid for Compensation Committee meetings held on days when the full Board is meeting.

Retirement Board Committee Members—$500 per Retirement Board Meeting attended with the understanding that four (4) retirement Board Committee meetings will be held each year.

Other Committees—The meetings of any other committees of the Board shall be attended without additional compensation.

Full Time Employee Directors—Directors in the full time employment of the Company shall receive no additional compensation for their services as Directors.

In addition to considering the restructuring of Board compensation at its meeting held October 31, 2002, the Compensation Committee began consideration of adjustments to executive compensation for Calendar Year 2003. Among the factors considered were previous salary increases for the executive team, the performance of each of the executives and the relative relationship of each officer’s present salary to those of other officers, any additional duties and exposure which compliance with the Sarbanes-Oxley Act and SEC regulations requires, the Johnson Report and compensation levels at comparable companies. Although the salary adjustments to be recommended for certain officers were determined, the Committee concluded that more time was needed and that consideration of the matter should be resumed during the Regular Board Meeting scheduled for December 5, 2002. At a recess during the December Regular Meeting, the Committee resumed and completed its consideration of executive compensation adjustments for Calendar Year 2003. After the full Board meeting was reconvened, the recommendation of the Compensation Committee for individual executive officer salaries to become effective January 1, 2003 was approved with Messrs. Brown and Kimble abstaining.

The final meeting of the Compensation Committee for consideration of matters related to Calendar Year 2002 executive compensation was held in conjunction with a Regular Meeting of the full Board on January 23, 2003, for the purpose of considering the calculation of bonuses under the previously approved 2002 Bonus Plan. Earlier during that meeting, the Company’s Board of Directors had taken action, in light of the Sarbanes-Oxley Act and SEC requirements, to reconsider the composition of all Boards for the coming year and had appointed the following directors to the Compensation Committee: David E. Nelsen, Chairman, Charles E. Cole, Frederick J. Crowley and Stephen G. Kraskin. The Regular Board Meeting was recessed and the Compensation Committee was asked to consider the appropriateness of the 2002 bonus calculation and to make a recommendation to the Board. After review of supporting schedules, a memorandum provided by the Company’s President and extensive discussion, the Committee recommended that the Board approve a bonus amount based partially on the criteria included in the 2002 Executive Bonus Plan calculations and an additional one time component to reflect the work of the management team during the past year on special projects and for the improvement in earnings per share during a very difficult year for the industry. Following the reconvening of its meeting, the Committee’s recommendation for 2002 executive bonuses was approved and adopted by the full Board.

Compensation Committee:

David E. Nelsen, Chairman

Charles E. Cole

Frederick J. Crowley

Stephen G. Kraskin

Compensation Committee Interlocks and Insider Participation

The Company paid approximately $3,689,000 to JUDCO Management, Inc., a subsidiary of Armstrong Holdings, Inc., for data processing functions during 2002. The Company also had approximately $253,000 outstanding to JUDCO Management, Inc. as of December 31, 2002. In addition, in the ordinary course of business, the Company both provides and receives telecommunication transport services from Boulevard Communications, L.L.P. (Boulevard), a competitive access provider jointly owned by the Company and a company in the Armstrong Holdings, Inc. group of companies (Armstrong Group). Total revenues recognized from providing services to Boulevard were approximately $27,000, and total expenses incurred from receiving services from Boulevard were approximately $217,000 for 2002. The Company also provides in the ordinary course of business telecommunication and transport services to other member companies of the Armstrong Group, with total revenues recognized for such telecommunication and transport services of approximately $264,000 for 2002. As of December 31, 2002, the Company had accounts receivable of approximately $1,000 and $17,000 from Boulevard and companies in the Armstrong Group, respectively, for such services. Jay L. Sedwick, a Director of the Company and Chairman of the Compensation Committee during part of 2002, is the Chairman of Armstrong Holdings, Inc.

Charles E. Thomas, Jr., Chairman of the Board of the Company and a member of the Company’s Compensation Committee during 2002, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA. Thomas, Thomas, Armstrong & Niesen has been retained as general counsel to North Pittsburgh since before 2002 and may be retained by North Pittsburgh in the future. North Pittsburgh and its subsidiaries paid Thomas, Thomas, Armstrong & Niesen a total of approximately $628,000 in fees during 2002 (which includes approximately $275,000 for services rendered in 2001 but not billed until 2002) and at December 31, 2002 owed Thomas, Thomas, Armstrong & Niesen approximately $35,000 for services rendered but not yet billed.

The following Performance Graph provides an indication of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation Systems (NASDAQ) US Index and the Standard and Poor’s (S&P) 500 Telecom Service Index. “Total shareholder returns” assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 1997 in NPSI, the S&P 500 Telecom Service Index and the NASDAQ US Index. For example, NPSI’s base of $100 at the beginning of the period, on a total return basis, is calculated to be approximately $105 at the end of the five-year period.

PERFORMANCE GRAPH

Retirement Benefits Table. The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.45% multiplied by years of service) payable to Participants at their respective retirement dates under North Pittsburgh Telephone Company’s Retirement Plan (Retirement Plan) and Income Restoration Plan (Restoration Plan).

Retirement Benefits Table

Average Annual Earnings Used As Basis for Computing Retirement Benefits	Years of Service
	20	30	40	50
180,000	$52,200	$78,300	$104,400	$130,500
200,000	58,000	87,000	116,000	145,000
220,000	63,800	95,700	127,600	159,500
240,000	69,600	104,400	139,200	174,000
260,000	75,400	113,100	150,800	188,500
280,000	81,200	121,800	162,400	203,000
300,000	87,000	130,500	174,000	217,500
320,000	92,800	139,200	185,600	232,000

Notes to Retirement Benefits Table:

(1)	The Retirement Plan provides retirement benefits to all full-time employees, age 21 and over, generally based on average basic monthly compensation, excluding overtime earnings, bonuses and compensation exceeding legislative limits (currently $200,000), during the highest paid sixty (60) months of employment. The Restoration Plan is an unfunded supplemental plan that provides an amount equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislative limits on earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan. Bonuses, which are excluded from qualified earnings in the Retirement Plan, are included in the earnings calculation for the Restoration Plan.

(2)	Messrs. Brown, Kimble, Barthlow, Macefe and Weigand as of December 31, 2002 had accumulated 42.28, 26.65, 25.44, 27.27 and 24.00 years of credited service, respectively, under the Retirement Plan. The amount of contribution or accrual applicable to an individual cannot be calculated readily. However, the aggregate cash contribution required of the Company and its subsidiaries for the Retirement Plan year ended October 31, 2002 was equal to 7.194% of the total covered remuneration of all Participants in the Retirement Plan.

(3)	Compensation covered by the Retirement Plan and the related Restoration Plan for Messrs. Brown, Kimble, Barthlow, Macefe and Weigand for 2002 equals the sum of the amounts set forth opposite his name in the “Salary” and “Bonus” columns of the Summary Compensation Table.

(4)	Benefits listed in the Table are not subject to any deductions for Social Security or other offset amounts.

Directors’ Compensation. During 2002, Directors of the Company, excluding those holding offices with the Company and Mr. Thomas, received $1,200 per month as compensation for all services as a Director. Mr. Thomas received $3,000 per month for his services as both a Director and Chairman of the Board and an additional $30,000 for services performed on special projects in his capacity as Chairman of the Board. No further compensation was paid to Directors in 2002 for special or committee assignments, and because they are also Officers of the Company, no additional compensation was paid to Messrs. Brown and Kimble for their services as Directors.

TRANSACTIONS WITH RELATED PARTIES

The only transactions with related parties were the transactions that are described under Compensation Committee Interlocks and Insider Participation above in this Proxy Statement.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Under the Company’s Bylaws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial statements of the Company. In accordance with such authority, KPMG LLP, which has audited the financial statements of the Company annually since 1952, was appointed by the Audit Committee of the Board of Directors to provide audit and tax services for the year ending  December 31, 2003. As a consequence, no recommendations will be made at the 2003 Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if he/she so desires, and will be available to respond to appropriate questions by Shareholders.

KPMG LLP FEES FOR 2002

Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2002, and the reviews of the condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year ended December 31, 2002 were $92,100. Such fees for the year ended December 31, 2001 were $78,600.

Audit Related Fees. Audit related services consist of the issuance of compliance audit reports for a subsidiary of the Company as required by its debt covenants. Total audit related fees for the years ended December 31, 2002 and December 31, 2001 were $9,300 and $8,900, respectively.

Tax Fees. Tax related services consists of the preparation of the Company’s income tax returns, tax planning and tax advice. Total tax fees for the years ended December 31, 2002 and December 31, 2001 were $30,150 and $21,100, respectively.

All Other Fees. Other fees consist of services rendered by KPMG LLP in association with the Company’s review of certain transactions. Total fees for such services for the years ended December 31, 2002 and December 31, 2001 were $3,735 and $8,100, respectively.

The Audit Committee considered whether the providing of non-audit services was compatible with maintaining KPMG LLP’s independence and concluded that it was. The Board of Directors implemented the policy that no non-audit services may be requested of KPMG LLP without the Audit Committee’s approval.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting process and systems of internal controls. The Audit Committee is composed of four (4) Directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002 financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board

Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee:

Frederick J. Crowley, Chairman

Charles E. Cole

Stephen G. Kraskin

David E. Nelsen

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Company’s Proxy Statement and form of proxy for the 2004 Annual Meeting of Shareholders of the Company must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 19, 2003. The rules of the Securities and Exchange Commission contain requirements for submitting proposals for inclusion in the Company’s 2004 Proxy Statement and permit the Company to exclude proposals from its Proxy Statement in specified circumstances.

If a Shareholder notifies the Company after March 3, 2004 that the Shareholder intends to present a proposal at the Company’s 2004 Annual Meeting of Shareholders, such proposal will be considered untimely and the persons named as proxies in the form of proxy for the Company’s 2004 Annual Meeting of Shareholders may exercise their discretionary voting power with respect to such proposal without the Company including any information about such proposal in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders.

It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

OTHER MATTERS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to the Proxies solicited hereby in respect to such other business in accordance with the best judgment of the person or persons acting under the Proxies.

Accompanying this Proxy solicitation material is a copy of the Company’s Annual Report for the year 2002, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 2002 and 2001, and Consolidated Statements of Earnings, Consolidated Statements of Shareholders’ Equity and Comprehensive Income and Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 2002. The Annual Report is submitted for the general information of the Company’s Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

By Order of the Board of Directors

N. William Barthlow

Secretary

Dated: April 18, 2003

[GRAPHIC]

4008 Gibsonia Road, Gibsonia, PA 15044-9311

[GRAPHIC]

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2003.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to North Pittsburgh Systems, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:

01	Harry R. Brown
02	Charles E. Cole
03	Frederick J. Crowley
04	Allen P. Kimble
05	Stephen G. Kraskin
06	David E. Nelsen
07	Jay L. Sedwick
08	Charles E. Thomas, Jr.

☐ Vote FOR	☐ Vote
all nominees	WITHHELD
(except as marked)	from all nominees

(Instructions:    To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1.

Address Change? Mark Box ☐

Indicate changes below:

Date

1

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

2